Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3ASR Nos. 333-239663 and 333-241678) of Dynavax Technologies Corporation and in the related Prospectuses, and

(2) Registration Statements (Form S-8 Nos. 333-211747, 333-221832, 333-225525, 333-218470, 333-204506, 333-197838, 333-190313, 333-171552, 333-233247, 333-241674, 333-258469 and 333-253515) pertaining to the Amended and Restated 2011 Equity Incentive Plan, the Amended and Restated 2014 Employee Stock Purchase Plan, the 2017 Inducement Award Plan, the 2018 Equity Incentive Plan, the Amended and Restated 2018 Equity Incentive Plan and the 2021 Inducement Award Plan of Dynavax Technologies Corporation;

of our reports dated February 28, 2022, with respect to the consolidated financial statements of Dynavax Technologies Corporation and the effectiveness of internal control over financial reporting of Dynavax Technologies Corporation included in this Annual Report (Form 10-K) of Dynavax Technologies Corporation for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Francisco, California

February 28, 2022